Exhibit 32.1

SECTION 1350 CERTIFICATION OF THE CHIEF EXCECUTIVE

OFFICER AND CHIEF FINANCIAL OFFICER

In connection with the Quarterly Report on Form 10-Q of Nash Finch Company, (the “Company”) for the period ended June 19, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Ron Marshall and Robert B. Dimond, Chief Executive Officer and Executive Vice President and Chief Financial Officer, respectively, of the Company, certify, pursuant to 18. U.S.C. Section 1350, that to our knowledge:

(1)                                  the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

Date: July 23, 2004

By: /s/ Ron Marshall
Name: Ron Marshall
Title: Chief Executive Officer

By: /s/ Robert B. Dimond
Name: Robert B. Dimond
Title: Executive Vice President and Chief Financial Officer